Exhibit 5


                               BROWN & WOOD LLP
                            ONE WORLD TRADE CENTER
                          NEW YORK, NEW YORK  10048
                           TELEPHONE: 212-839-5300
                           FACSIMILE: 212-839-5599



                                             June 11, 1997





Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York 11747

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to 7,774,810 shares of common stock, par value $.01 per share ("Common Stock"), of Reckson Associates Realty Corp., a Maryland corporation (the "Company"), authorized
for  issuance  under   the  Company's  Amended   and  Restated  Articles   of
Incorporation (the "Articles of Incorporation"). The Common Stock registered pursuant to the Registration Statement relates to (i) the possible issuance by the Company of up to 6,974,810 shares of Common Stock (the "Redemption Shares"), if and to the extent that the Company elects to issue such Redemption Shares to holders of limited partner interests ("OP Units") of Reckson Operating Partnership, L.P. (the "Operating Partnership"), upon the tender of such Outstanding OP Units for redemption pursuant to
Section 8.6 of the Partnership Agreement (defined below); (ii) the offer and sale from time to time of up to 800,000 shares of Common Stock (the "Original Shares") by the holders thereof; and (iii) the offer and sale from time to time of any Redemption Shares that may be issued to and held by persons who may be affiliates of the Company.

     In connection with rendering this opinion, we have examined the Articles of Incorporation and the Bylaws, as amended, of the Company; the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement"); such records of the corporate proceedings of the Company as we deemed appropriate; the Registration Statement, and such other certificates, receipts, records and documents as we considered necessary for
the purposes of this opinion.   In our examination, we have assumed the
genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and
others.   As  to  facts material  to our  opinion, we  have  relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the State of Maryland and the State of New York.

     Based upon the foregoing, we are of the opinion that:

          (1) When the Registration Statement relating to the Redemption Shares has become effective under the Securities Act and the Redemption
Shares have been duly issued and exchanged for Units tendered to the Operating Partnership for redemption in accordance with the provisions of the Partnership Agreement as described in the Registration Statement, such Redemption Shares will be validly issued, fully paid and nonassessable.

          (2) The Original Shares have been validly issued, and are fully paid and nonassessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                   Very truly yours,


                                   /s/ Brown & Wood LLP